UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 22, 2015

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Florence Road, Suite 200, Powder Springs, GA 30127

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

During the period commencing January 22, 2015 through January 28, 2015, the Company issued an aggregate of 234,711,656 shares of its common stock as follows: on January 22, 2015, the Company issued 30,241,379 shares of its common stock to reduce an outstanding convertible note payable by $10,524. On January 23, 2015, the Company issued 30,091,967 shares of its common stock to reduce an outstanding convertible note payable by $6,981.34. On January 27, 2015, the Company issued 30,172,414 shares of its common stock to reduce an outstanding convertible note payable by $7,000. On January 27, 2015, the Company issued 67,444,451 shares of its common stock to reduce an outstanding convertible note payable by $12,140. On January 28, 2015, the Company issued 43,713,145 shares of its common stock to reduce an outstanding convertible note payable by $24,042.23. On January 28, 2015, the Company issued 33,048,300 shares of its common stock to reduce an outstanding convertible note payable by $5,750.40. These shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions did not involve a public offering.

As of January 28, 2015, the total number of shares outstanding of the Company’s common stock was 848,833,428 shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	January 29, 2015	By:	/s/ Ryan Schadel
		Name:	Ryan Schadel
		Title:	Chief Executive Officer